(d)(3)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

VOYA FUNDS TRUST

OPERATING EXPENSE LIMITS

				Maximum Operating Expense Limit
				(as a percentage of average net assets)
					Classes
Fund1	A	C	I	P	P2	P3	R	R6	T	W
Voya Floating Rate Fund	1.00%	1.75%	0.75%	0.15%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Initial Term Expires
August 1, 2012
Initial Term for Class P Expires
August 1, 2014
Term for Class W Expires August
1, 2018
Initial Term for Class T Expires
August 1, 2018
Initial Term for Class P3 Expires
August 1, 2019

Voya GNMA Income Fund	0.84%	1.59%	0.54%	0.15%	N/A	N/A	N/A	0.54%	0.84%	0.59%
Term Expires
August 1, 2021
Initial Term for Class P Expires
August 1, 2021
Initial Term for Class R6 Expires
August 1, 2021
Voya Government Money Market	0.40%	1.40%	0.40%	N/A	N/A	N/A	N/A	N/A	N/A	0.40%
Fund
Initial Term Expires August 1,
2021
Voya High Yield Bond Fund	1.10%	1.85%	0.85%	0.15%	N/A	0.00%	1.35%	0.83%	1.10%	0.85%
Initial Term for Classes A, B, and
C Expires August 1, 2007
Initial Term for Class I Expires
August 1, 2010
Initial Term for Class W Expires
August 1, 2012
Initial Term for Class P Expires
August 1, 2014
Initial Term for Class R Expires
August 1, 2015
Initial Term for Class R6 Expires
August 1, 2017
Initial Term for Class T Expires
August 1, 2018

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

				Maximum Operating Expense Limit
				(as a percentage of average net assets)
					Classes
Fund1	A	C	I	P	P2	P3	R	R6	T	W
Initial Term for Class P3 Expires
August 1, 2019
Voya Intermediate Bond Fund	0.75%	1.50%	0.50%	N/A	N/A	0.00%	1.00%	0.50%	0.75%	0.50%
Term Expires
August 1, 2010
Initial Term for Class R6 Expires
August 1, 2014
Initial Term for Class T Expires
August 1, 2018
Initial Term for Class P3 Expires
August 1, 2019
Voya Short Term Bond Fund	0.65%	1.40%	0.35%	N/A	0.15%	0.00%	0.90%	0.30%	0.65%	0.40%
Term for Class A, C, I, P3, R, R6,
T and W Expires August 1, 2020
Initial Term for Class P2 Expires
August 1, 2021

/s/ HE_

HE

Effective Date: July 31, 2020 to add Class R6 shares to Voya GNMA Income Fund.

_______________________

1This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.